UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 8, 2016, Nuveen Investments, an operating division of TIAA Global Asset Management, announced that the Securities and Exchange Commission (“SEC”) has issued notice of a proposed new exchange rule pursuant to which shares of Nuveen Diversified Commodity Fund (“CFD”) and Nuveen Long/Short Commodity Total Return Fund (“CTF,” and together with CFD, the “Funds”) would be able to trade upon conversion of each respective Fund into an exchange-traded fund (ETF).

A copy of the press release regarding the notice of the proposed new exchange rule, dated June 8, 2016, is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

The Funds will provide an update on the expected timing of the conversion and other related information when it becomes available. The Funds are not currently, and after the conversion will not be, mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940.

A registration statement relating to the securities each Fund intends to issue following the conversion has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement of each Fund becomes effective.

Shareholders are able to obtain, free of charge, copies of the registration statements referred to above and any prospectus included therein, as well as any other documents filed by the Funds with the SEC at the SEC’s website at www.sec.gov, by calling NCAM at 877-827-5920 or by writing to the Funds at 333 W. Wacker Drive, Chicago, Illinois, 60606.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 8, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND

By: Nuveen Commodities Asset Management, LLC, its Manager

Date: June 8, 2016

/s/ William Adams IV
William Adams IV President (Principal Executive Officer)